As filed with the Securities and Exchange Commission
                                on August 3, 1999
                                               Registration Statement No. 333-

                                     FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            DESTIA COMMUNICATIONS, INC.
                            (Formerly Econophone, Inc.)
------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)

              Delaware                                      11-3132722
------------------------------------------------------------------------------
(State or other jurisdiction of incorporation  (I.R.S. Employer Identification
 or organization)                                            No.)

       95 Rte. 17 South, Paramus, New Jersey                      07652
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)

                           1999 FLEXIBLE INCENTIVE PLAN
------------------------------------------------------------------------------
                             (Full title of the plan)

                            Richard L. Shorten, Jr., Esq.
                       Senior Vice President & General Counsel
                             Destia Communications, Inc.
                                  95 Rte. 17 South
                            Paramus, New Jersey  07652
------------------------------------------------------------------------------
                       (Name and address of agent for service)

                                 (201) 226-4500
------------------------------------------------------------------------------
           (Telephone number, including area code, of agent for service)

                            Please send copies to:
                           Michael R. Littenberg, Esq.
                            Schulte Roth & Zabel LLP
                                900 Third Avenue
                            New York, New York  10022

                          CALCULATION OF REGISTRATION FEE
==============================================================================
                                   Proposed     Proposed
                                   maximum       maximum       Amount of
                       Amount     offering      aggregate    registration
Title of securities    to be        price       offering          fee
to be registered     registered      per        price(2)
                          (1)      share(2)
-----------------------------------------------------------------------------
Common Stock,
$.0009 par value      6,000,000      $10        $60,000,000       $16,680
per share
==============================================================================

(1) The shares of Common Stock of Destia Communications, Inc. (formerly Econophone, Inc.), a Delaware corporation (the "Company"), being registered include restricted shares and shares that may be acquired by exercising options issued or issuable to participants in the Company's 1999 Flexible Incentive Plan (the "Plan").
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART I

                INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this registration statement (the "Registration Statement") pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The Securities and Exchange Commission (the "SEC") allows the Company to "incorporate by reference" the information the Company files with the SEC, which means the Company can disclose important information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement, and information the Company files later will automatically update and supersede this information. The following documents are incorporated by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

     3. The description of the Common Stock contained in registration statement no. 333-71463, initially filed by the Company with the SEC on January 29, 1999, under the Securities Act, which is incorporated by reference into the registration statement on Form 8-A, filed by the Company with the SEC on May 4, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Company also incorporates by reference in this Registration Statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the issuance of the Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company.

Item 6.   Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation indemnifies its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware (the "DGCL"). Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Certificate of Incorporation and the DGCL also prohibit limitations on officer or director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against an officer or director for breach of fiduciary duty as an officer or director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States. The foregoing summary of the Company's Certificate of Incorporation, as amended, is qualified in its entirety by reference to the relevant provisions thereof.

     In addition, The Company has entered into indemnification agreements with its directors and officers providing for, among other things, indemnification to the extent permitted under Delaware law.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit Number

4.1 Destia Communications, Inc. 1999 Flexible Incentive Plan, effective as of May 3, 1999.
5             Opinion of Schulte Roth & Zabel LLP.
23.1          Consent of Arthur Andersen LLP.
23.2          Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

Item 9.   Undertakings.

     (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Paramus, State of New Jersey, on this 3rd day of August, 1999.


                                 DESTIA COMMUNICATIONS, INC.


                                 By:   /s/ Richard L. Shorten, Jr.
                                       Richard L. Shorten, Jr.
                                       Senior Vice President & General Counsel

                              Power of Attorney

          The Registrant and each person whose signature appears below hereby appoint Alan L. Levy, Richard L. Shorten, Jr. and Alfred West, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 3rd day of August, 1999.

                                 Signature and Title

                                 /s/ ALFRED WEST
                                 ---------------------------------------------
                                 Alfred West
                                 Chief Executive Officer and
                                 Chairman of the Board of Directors
                                 (principal executive officer)

                                 ---------------------------------------------
                                 Phillip J. Storin
                                 Chief Financial Officer and Senior Vice
                                 President (principal financial and accounting officer)

                                 /s/ ALAN L. LEVY
                                 ---------------------------------------------
                                 Alan L. Levy
                                 President and Chief Operating Officer and
                                 Director


                                 ---------------------------------------------
                                 Gary S. Bondi
                                 Director


                                 ---------------------------------------------
                                 Steven West

                                 /s/ STEPHEN R. MUNGER
                                 ---------------------------------------------
                                 Stephen R. Munger
                                 Director

          Pursuant to the requirements of the Securities Act of 1933, the Company's Compensation Committee, as administrator of the Company's 1999 Flexible Incentive Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Paramus, State of New Jersey, on this 3rd day of August, 1999.


                                  THE DESTIA COMMUNICATIONS, INC.
                                  1999 FLEXIBLE INCENTIVE PLAN


                                  By:  /s/ STEPHEN R. MUNGER
                                       --------------------------------------
                                       Name: Stephen R. Munger
                                       Title: Member of Compensation Committee

                                EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

4.1 Destia Communications, Inc. 1999 Flexible Incentive Plan, effective as of May 3, 1999.

5                 Opinion of Schulte Roth & Zabel LLP.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

                                                               EXHIBIT 5

          [LETTERHEAD OF SCHULTE ROTH & ZABEL LLP]

August 3, 1999


Destia Communications, Inc.
95 Rte. 17 South
Paramus, New Jersey 07692

Dear Sirs:

          We have acted as counsel to Destia Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of an aggregate of 6,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") issuable to participants in the Company's 1999 Flexible Incentive Plan, as amended (the "Plan").

          In this capacity, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when issued and delivered to plan participants in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                    Very truly yours,


                                    /s/ Schulte Roth & Zabel LLP



                                                                  EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Destia Communications, Inc.

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 1999 incorporated by reference in Destia Communications, Inc.
Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                    /s/ ARTHUR ANDERSEN LLP
                                    ------------------------------------------
                                    ARTHUR ANDERSEN LLP




New York, New York
August 3, 1999

        THIS DOCUMENT CONSTITUTES A PROSPECTUS COVERING SECURITIES
            THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                                            ----------------

                 DESTIA COMMUNICATIONS, INC. CLASS A COMMON STOCK
                           Par Value $.01 Per Share
                               -----------------

                         1999 FLEXIBLE INCENTIVE PLAN
                               ----------------

                This Prospectus relates to the issuance of shares of Common Stock, par value $.01 per share ("Common Stock"), of Destia Communications, Inc. (formerly Econophone, Inc.), a Delaware corporation (the "Company"), to participants in the Company's 1999 Flexible Incentive Plan (the "Plan"). Such shares of Common Stock are issuable to plan participants upon the exercise of stock options granted to participants under the Plan. Such shares are quoted through the NASDAQ National Market System.

                Shares of Common Stock acquired by affiliates of the Company under the Plan may only be reoffered or resold pursuant to a separate prospectus prepared for that purpose, pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act"). An "affiliate" of the Company is defined as a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

                            --------------------


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
  SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                  CONTRARY IS A CRIMINAL OFFENSE.
                             ------------------

                No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.
                Additional information about the Plan and its administrators may be obtained from:

                           DESTIA COMMUNICATIONS, INC.
                                95 Rte. 17 South
                           Paramus, New Jersey  07652
                           Telephone No. (201) 226-4500
Attention:     Richard L. Shorten, Jr., Esq., Senior Vice President & General
Counsel
                  The date of this Prospectus is August 3, 1999.

                    Available Information About the Company

            Pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), the Company files annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the SEC's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies can also be obtained from the Public Reference Section of the SEC (450 Fifth Street, N.W., Washington, D.C. 20549) at prescribed rates. The Company's reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, Inc. (20 Broad Street, New York, New York 10005). Also, the SEC maintains a Web site that contains reports, proxy statements, and other information that the Company files electronically with the SEC using the SEC's EDGAR system. The address of the SEC's web site is http:\\www.sec.gov.

                    Documents Incorporated by Reference

            The SEC allows the Company to "incorporate by reference" the information the Company files with the SEC, which means the Company can disclose important information to investors by referring investors to those documents. The information incorporated by reference is an important part of the Registration Statement, and information the Company files later will automatically update and supersede this information. The Company has incorporated by reference into this Prospectus certain documents which it is not delivering with this Prospectus. See "Incorporation of Certain Documents by Reference."

                The Company will provide to any person to whom this Prospectus has been delivered, upon written or oral request, without charge, a copy of any and all information that either has been incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) or is otherwise required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests for such documents should be directed to:

                     Destia Communications, Inc.
                             95 Rte. 17 South
                        Paramus, New Jersey  07652
                   Attn:  Richard L. Shorten, Jr., Esq.
                  Senior Vice President & General Counsel
                        Telephone No. (201) 226-4500

                        Plan Information

            In May 1999, the Company adopted a stock-based incentive plan, the Destia Communications, Inc. 1999 Flexible Incentive Plan (the "Plan"), covering Directors, consultants and employees of the Company and its subsidiaries (each, a "Participant"). A committee (the "Administrator") of the Board of Directors of the Company (the "Board") administers the Plan.

            The Objectives of the Plan are:

                        (i) to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Plan Participants to the interests of the Company's stockholders;

                        (ii)  to provide Plan Participants with an
                        incentive for excellence in individual
                        performance;

                        (iii)  to promote teamwork among Plan
                         Participants;

                        (iv) to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees who make significant contributions to the Company's success; and

                        (v) to allow employees to share in the success of the Company.

            Under the Plan, the Company may grant incentive and non-qualified stock options, stock appreciation rights, and restricted shares (individually, an "Award," or collectively, "Awards") to selected employees. The terms of the Awards are set forth in award agreements ("Award Agreements") between the Company and each Participant. The Administrator of the Plan selects the employees to whom Awards are granted and determines the type, size and terms and conditions applicable to each Award. The Administrator also has the authority to interpret, construe and implement the provisions of the Plan.
The Administrator's decisions are binding.

            The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan, until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock and/or the payment of cash. No Award of incentive stock options may be granted under the Plan on or after the tenth anniversary of the effective date of the Plan. Although the Board may amend, suspend or terminate the Plan, no such amendment, suspension or termination may adversely affect any Award previously made under the Plan without the affected Participant's written consent.

            The maximum aggregate number of shares of Common Stock for which Awards may be granted under the Plan is 6,000,000 shares. However, no individual may receive Awards of or relating to more than 1,000,000 shares of Common Stock in any calendar year. The Company may use authorized but unissued shares, treasury shares or any combination of the two to issue shares of Common Stock under the Plan.

            Set forth below is a brief description of the Awards that may be granted under the Plan. In the event of any inconsistency between the following description and the terms of the Plan, the terms of the Plan shall govern.

            Stock Options. The Administrator may grant options (each an "Option") to purchase shares of Common Stock under the Plan. The Administrator, in its discretion, may determine the exercise price (the "Option Price") of the Options, but the Option Price cannot be less than the par value of the Common Stock ($0.01). The Options may be either incentive or non-qualified stock options. Each Option represents the right to purchase one share of Common Stock at the specified Option Price.

            The Administrator sets the term of each Option, but incentive stock options ("ISOs") can expire no later than 10 years after the date on which they are granted. Options become exercisable at such times and in such installments as the Administrator determines. Payment of the Option Price shall be made in cash or, in the discretion of the Board, through the delivery of shares of Common Stock having a market price equal to the Option Price (or such portion thereof), or a combination of cash and Common Stock, in accordance with procedures established by the Board. In the event that payment for exercised Options is made through the delivery of shares of Common Stock, the Board may grant non-qualified stock options ("NSOs"), called "Restoration Options", to the person exercising the Option for the purchase of a number of shares equal to the number of shares of Common Stock delivered to the Company in connection with the payment of the exercise price of the Option and the payment of or surrender of shares for any withholding taxes due upon such exercise. The purchase price per share under each Restoration Option shall be the market price of the Common Stock on the date the Restoration Option is granted.

            Stock Appreciation Rights. The Administrator may grant an Award of a stock appreciation right ("SAR") under the Plan with respect to shares of Common Stock. The SAR entitles the Participant, upon the exercise of the SAR, to receive an amount equal to the appreciation in the underlying share of Common Stock. The appreciation is equal to the difference between (i) the "base value" of the SAR (which is based upon the market price of the Common Stock on the date the SAR is granted) and (ii) the market price of the Common Stock on the date the SAR is exercised. Upon exercising a vested SAR, the exercising Participant is entitled to receive the appreciation in the value of the shares of Common Stock subject to the SAR, payable at the discretion of the Board in cash, shares of Common Stock, or some combination of the two, subject to availability of shares of Common Stock.

            SARs become exercisable at such times and in such installments as the Administrator of the Plan determines.

            Tandem Options/SARs. The Administrator may grant an Option and a SAR "in tandem" with each other (a "Tandem Option/SAR"). An Option and a SAR are considered to be in tandem with each other when the exercise of the Option aspect of the tandem unit automatically cancels the right to exercise the SAR of the tandem unit, and vice versa. The Option may be an ISO or NSO. Descriptions of the terms of the Option and the SAR aspects of a Tandem Option/SAR are provided above.

            Restricted Shares. An Award of restricted shares ("Restricted Shares") is an Award of Common Stock that is subject to such restrictions as the Administrator of the Plan deems appropriate, including forfeiture conditions and restrictions against transfer for a period specified by the Administrator. Restricted Share Awards may be granted under the Plan for services and/or payment of cash. Restrictions on Restricted Shares may lapse in installments based on factors selected by the Administrator of the Plan. Unless otherwise provided by the Administrator of the Plan, a grantee who has received a Restricted Share Award generally has the rights of the stockholder of the Company during the restricted period, including the right to vote and to receive cash dividends on the shares subject to the Award. Stock dividends issued with respect to a Restricted Share Award may be treated as additional shares under such Award.

            Change in Control. Generally, if there should be a "Change in Control" of the Company, the Company shall give each holder of an Option or SAR written notice of such Change in Control as promptly as practicable prior to or after the effective date thereof and any outstanding Options or SARs held by such holders shall become immediately exercisable. As provided in the Plan, a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Alfred West, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the Exchange Act) or any combination thereof, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; (ii) the Company merges, combines or consolidates with another entity and persons beneficially owning more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities prior to the merger, combination or consolidation, cease to beneficially own more than fifty percent (50%) of the combined voting power of the securities of the surviving entity; (iii) a sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or
(iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period.

            Termination of Employment. The following rules with respect to a Plan Participant's termination of employment shall be applicable except as expressly provided in the Participant's Award Agreement relating to any Option or SAR or as otherwise expressly determined by the Committee or the Board. In the event that a recipient of Options or SARs ceases to be an employee or consultant of the Company and its subsidiaries (a "Terminated Person") for any reason other than cause, disability, retirement (as hereinafter defined) or death, any Options or SARs which were held by such person on the date on which he or she ceased to be director, employee or consultant (the "Termination Date") and which were otherwise exercisable on such date will expire unless exercised within 90 days following the Termination Date, but in no event after the expiration of the exercise period of such Options or SARs.

            The Board may cause any Option or SARs to be forfeited upon an employee's termination of employment or the termination of a consultant's consulting arrangement if the employee or consultant was terminated for cause. "Cause" generally means one (or more) of the following reasons: (i) the employee's or consultant's conviction, or plea of guilty or nolo contendere to the commission, of a felony, (ii) the employee's or consultant's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary, (iii) an act of dishonesty by the employee or consultant resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary, (iv) any breach of the employee's or consultant's fiduciary duties to the Company, or
(v) the employee's or consultant's willful failure to perform those duties which the employee or consultant is required to perform as an employee or consultant of the Company or a subsidiary.

            In the event of a termination of employment or consulting arrangement of a Terminated Person due to the disability or retirement of such person, any Options or SARs which were held by such person on the Termination Date and which were otherwise exercisable on such date shall expire at the expiration date of the exercise period of such Options or Stock Appreciation Rights.

            In the event of the death of a recipient of Options or SARs while an employee or consultant of the Company or any subsidiary or following a termination of employment due to disability or retirement, any Options or SARs which were held by such person at the date of death and which were otherwise exercisable on such date shall be exercisable by the beneficiary designated by the employee or consultant for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs or legatees for a period up to the expiration date of the exercise period of such Options or Stock Appreciation Rights, at which time such Options or Stock Appreciation Rights shall expire.

            All Options and SARs which were not exercisable by a

Terminated Person as of the Termination Date of such Terminated Person shall terminate as of such date. Options and SARs shall not be affected by any change of employment so long as the recipient continues to be employed by either the Company or a subsidiary.

            Transferability of Awards. Unless otherwise provided in the Participant's Award Agreement, no Option or SAR may be transferred, pledged, assigned, or otherwise hypothecated, other than by will or by the laws of descent and distribution.

                        Restrictions on Resale of Shares

            Any person (other than an affiliate, as defined below) who acquires Common Stock of the Company pursuant to the Plan may freely resell those shares. A Plan Participant who acquires Common Stock of the Company while he or she is an affiliate of the Company, and for 3 months after he or she is no longer an affiliate, may only reoffer or resell pursuant to a separate prospectus prepared for that purpose or pursuant to an exemption from the registration requirements of the Securities Act. Generally, this applies to select members of senior management of the Company.

                        Federal Income Tax Consequences

            The following summary describes the principal federal income tax consequences of Awards made under the Plan. Capitalized terms used and not otherwise defined have the meanings ascribed to them in the Plan. The summary is based upon an analysis of the Internal Revenue Code of 1986, as currently in effect, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Any such change could have retroactive effect and could affect the consequences described in the summary. The summary does not purport to cover all federal income tax consequences that may apply to a Participant and does not contain any discussion of foreign, state or local tax laws. Participants are urged to consult their own tax advisors regarding the tax consequences to them of Awards under the Plan. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, or qualified under Section 401(a) of the Code.

            Options.

            A Participant will not recognize income upon the grant of a NSO. The Participant will recognize ordinary income at the time of exercise of the NSO in an amount equal to the difference between the fair market value of the Shares received upon exercise of the NSO and the aggregate Option Price for the Shares purchased upon such exercise. The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Participant is required to recognize ordinary income. The Participant's basis in any Shares acquired upon exercise of a NSO will equal the fair market value of the Shares on the exercise date. A Participant who later sells such Shares will generally recognize capital gain or loss on the sale of the Shares equal to the difference between the amount realized and the Participant's basis in the Shares.

            A Participant to whom an ISO is granted will not recognize income at the time of the grant or exercise of the ISO, and the Company will not be entitled to a deduction at either time. However, upon the exercise of the ISO, a Participant will be required to include in alternative minimum taxable income an amount equal to the fair market value of the Shares purchased upon such exercise at the time of exercise over the aggregate Option Price the Participant paid in connection with such exercise, for purposes of the federal alternative minimum tax that may apply to individual Participants. If the Shares acquired upon exercise of an ISO are not disposed of until more than 1 year after the date of transfer of the Shares and more than 2 years after the date of the grant of the ISO (the "Required Holding Period"), any gain recognized on such disposition will be treated as a capital gain. If the Shares purchased in the exercise of an ISO are disposed of prior to the expiration of the Required Holding Period (a "Disqualifying Disposition"), then the Participant will be required to recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the Shares at the time of such exercise over the aggregate Option Price of the Shares purchased and (ii) the amount realized on disposition over the Participant's adjusted basis in the Shares. In the event of a Disqualifying Disposition, the Company will be entitled to a deduction in an amount equal to the amount the Participant was required to treat as ordinary income. Each Participant agrees to notify the Company in writing immediately after the Participant sells or otherwise transfers Common Stock acquired under the Plan, if such sale or other transfer occurs within two years from the date of grant or one year from the date of exercise.

            Restricted Shares.

            The grant of Restricted Shares will not result in any tax consequences to the Participant or the Company unless the Participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"), in which case the grant will result in the tax consequences described below. In the absence of such an election, upon the lapse of the restrictions applicable to the Restricted Shares, the Participant will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the Restricted Shares at the time of such lapse. If the Participant makes a Section 83(b) Election in respect of the receipt of Restricted Shares, (i) the Participant will be required to recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the Restricted Shares at the time of such receipt (determined without regard to any applicable restrictions other than a restriction that by its terms will never lapse), (ii) the Participant will not be required to recognize any income, and the Company will not be entitled to a deduction, upon the lapse of the applicable restrictions and (iii) if the Participant subsequently forfeits the Restricted Shares, the Participant will not be entitled to any deduction or loss in respect of such forfeiture, despite the fact that the Participant was required to recognize ordinary income as a result of the Section 83(b) Election at the time the Participant received the Restricted Shares. A
Section 83(b) Election must be made in accordance with the requirements of the Code and the Treasury Regulations promulgated thereunder, including the requirement that the Election be made within 30 days of the transfer of the Restricted Shares to the Participant.

            Stock Appreciation Rights

            The grant of an SAR will not have any tax consequences. A Participant will recognize ordinary income, and the Company will be entitled to a deduction, when the Participant exercises an SAR or receives payment with respect to a Performance Share or Performance Unit, in an amount equal to the cash and the fair market value of the Shares received.

            Each Participant is advised to consult a tax advisor with respect to current and possible future U.S. tax consequences of acquiring, holding and disposing of Common Stock as well as any tax consequences that may arise under the laws of any state, local or foreign jurisdiction.

                                 Experts

            The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Arthur Andersen LLP, independent certified public accountants. Such financial statements are incorporated by reference into this Prospectus in reliance upon the reports of Arthur Andersen LLP pertaining to such financial statements based upon the authority of said firm as experts in accounting and auditing. If Arthur Andersen LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of its report on such financial statements, then such financial statements also will be incorporated by reference into this Prospectus in reliance upon its report and said authority.

                               Legal Matters

            The legality of the issuance of the Common Stock being offered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company.

            Incorporation of Certain Documents by Reference

            The following documents filed by the Company with the SEC, are incorporated in this Prospectus by reference:

            1. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

            2. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

            3. The Company's Current Reports on Form 8-K dated February 2, 1999, February 18, 1999 and April 20, 1999; and

            4. The description of the Common Stock contained in registration statement no. 333-71463, initially filed by the Company with the SEC on January 29, 1999, as amended on February 17, 1999 and April 16, 1999, under the Securities Act, which is incorporated by reference into the registration statement on Form 8-A, filed by the Company with the SEC on May 4, 1999 pursuant to the Exchange Act.

            The Company also incorporates by reference in this Prospectus all reports and other documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and any appendix or supplement to this Prospectus filed by the Company pursuant to Rule 424(c) under the Securities Act.

                               Indemnification

            The Company's Certificate of Incorporation indemnifies its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware (the "DGCL"). Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Certificate of Incorporation and the DGCL also prohibit limitations on officer or director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against an officer or director for breach of fiduciary duty as an officer or director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors or officers under the federal securities laws of the United

States. The foregoing summary of certain portions of the Company's Certificate of Incorporation, as amended, is qualified in its entirety by reference to the relevant provisions thereof.

            In addition, The Company has entered into indemnification agreements with its directors and officers providing for, among other things, indemnification to the extent permitted under Delaware law.

















                        DESTIA COMMUNICATIONS, INC.
                        1999 FLEXIBLE INCENTIVE PLAN

























                                                       AS OF MAY 3, 1999

                        DESTIA COMMUNICATIONS, INC.
                        1999 FLEXIBLE INCENTIVE PLAN
                                TABLE OF CONTENTS

                                                         Page

ARTICLE 1   ESTABLISHMENT AND PURPOSE                 1
1.1   Establishment and Effective Date                1
1.2   Purpose                                         1
ARTICLE 2   AWARDS                                    1
2.1   Form of Awards                                  1
2.2   Maximum Shares Available; Maximum Award         1
2.3   Return of Prior Awards                          2
ARTICLE 3   ADMINISTRATION                            2
3.1   Committee                                       2
3.2   Powers of the Committee                         2
3.3   Delegation                                      3
3.4   Interpretations                                 3
3.5   Liability; Indemnification                      3
ARTICLE 4   ELIGIBILITY                               3
ARTICLE 5   STOCK OPTIONS                             4
5.1   Grant of Options                                4
5.2   Designation as Non-qualified Stock Option or
      Incentive Stock Option                          4
5.3   Option Price                                    4
5.4   Limitation on Amount of Incentive Stock Options  5
5.5   Limitation on Time of Grant                      5
5.6   Exercise and Payment                             5
5.7   Term                                             5
5.8   Rights as a Stockholder                          5
5.9   General Restrictions                             6
5.10   Cancellation of Stock Appreciation Rights       6
ARTICLE 6   STOCK APPRECIATION RIGHTS                   6
6.1   Grants of Stock Appreciation Rights              6
6.2   Limitations on Exercise                          6
6.3   Surrender or Exchange of Tandem Stock Appreciation Rights     7
6.4   Exercise of Nontandem Stock Appreciation Rights   7
6.5   Settlement of Stock Appreciation Rights            7
6.6   Cash Settlement                                   7
ARTICLE 7   NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS
                                                        8
ARTICLE 8   EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY, RETIREMENT, DEATH
OR CHANGE IN CONTROL                             8
8.1   General Rule                                     8
8.2   Disability or Retirement                         9
8.3   Death                                            9
8.4   Change in Control                               10
8.5   Termination of Unvested Options                 10
ARTICLE 9   RESTRICTED SHARES                         11
9.1   Grant or Sale of Restricted Shares              11
9.2   Restrictions                                    11
9.3   Restricted Stock Certificates                   11
9.4   Rights of Holders of Restricted Shares          11

9.5   Forfeiture; Repurchase                             11
9.6   Delivery of Restricted Shares                      12
ARTICLE 10   ADJUSTMENT UPON CHANGES IN CAPITALIZATION   12
ARTICLE 11   AMENDMENT AND TERMINATION                   12
ARTICLE 12   WRITTEN AGREEMENT                           13
ARTICLE 13   MISCELLANEOUS PROVISIONS                    13
13.1   Tax Withholding                                   13
13.2   Compliance With Section 16(b)                     13
13.3   Successors                                        13
13.4   General Creditor Status                           14
13.5   No Right to Employment                            14
13.6   Notices                                           14
13.7   Severability                                      15
13.8   Governing Law                                     15

                        DESTIA COMMUNICATIONS, INC.
                        1999 FLEXIBLE INCENTIVE PLAN


                                   ARTICLE 1

                          ESTABLISHMENT AND PURPOSE

            1.1 Establishment and Effective Date. Destia Communications, Inc., a Delaware corporation (the "Corporation"), hereby establishes a stock option plan to be known as the "Destia Communications, Inc. 1999 Flexible Incentive Plan" (the "Plan"). The Plan shall become effective as of August 3, 1999, subject to the approval of the stockholders of the Corporation. In the event that such stockholder approval is not obtained, any awards made hereunder shall be canceled and all rights of employees and consultants with respect to such awards shall thereupon cease. Upon approval of the Plan by the Board of Directors of the Corporation (the "Board"), any awards may be made by the Board or a committee of the Board duly authorized to administer the Plan (the "Committee"), as provided herein.

            1.2 Purpose. The purpose of the Plan is to encourage and enable key employees and consultants (subject to such requirements as may be prescribed by the Committee) of the Corporation and its subsidiaries to acquire a proprietary interest in the Corporation through the ownership of the Corporation's voting common stock ("Common Stock"), and other rights with respect to the Common Stock. Such ownership will provide such employees and consultants with a more direct stake in the future welfare of the Corporation and encourage them to remain with the Corporation and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Corporation and its subsidiaries.

                                 ARTICLE 2

                                   AWARDS

            2.1 Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) non-qualified stock options ("Non-qualified Stock Options") (unless otherwise indicated, references in the Plan to "Options" shall include both Incentive Stock Options and Non-qualified Stock Options); (iii) stock appreciation rights ("Stock Appreciation Rights"), as described in Article 6 hereof, which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights") and (iv) shares of Common Stock which are subject to vesting requirements as provided in Article 9 hereof ("Restricted Shares").

            2.2 Maximum Shares Available; Maximum Award. The maximum aggregate number of shares of Common Stock available for award under the Plan is 6,000,000, subject to adjustment pursuant to Article 10 hereof; provided, however, that no individual may receive awards of or relating to more than 1,000,000 shares of Common Stock in any calendar year. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Rights under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of Stock Appreciation Rights) without being exercised in whole or in part for any reason, or any Restricted Shares are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares shall be available for subsequent awards under the Plan upon such terms as the Committee may determine.

            2.3 Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, in its sole discretion, to require employees and consultants to return to the Corporation awards previously granted under the Plan. Subject to the provisions of the Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.

                                 ARTICLE 3

                              ADMINISTRATION

            3.1 Committee. Awards shall be determined, and the Plan shall be administered, by the Board or the Committee; provided, however, that from and after the consummation of the initial public offering of the Common Stock and so long as the Plan shall be required to comply with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in order to permit transactions pursuant to the Plan by officers and directors of the Corporation to be exempt from the provisions of Section 16(b) of the 1934 Act, each member of the Committee, at the effective date of his appointment to the Committee, shall be a "non-employee director," as that term is defined in Rule 16b-3, as in effect from time to time.

            3.2 Powers of the Committee. Subject to the express provisions of the Plan, the Committee at any time or prior to the designation of the Committee, the Board, shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option, the time or times at which each Option shall become exercisable and the duration of the exercise period applicable to each Option;
(ii) to designate Options as Incentive Stock Options or Non-qualified Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant or cause to be sold Restricted Shares and to determine the purchase price, if any, of such shares and the vesting period and other conditions and restrictions applicable to such shares; (v) to determine the directors, the employees and the consultants to whom, and the time or times at which, Options, Stock Appreciation Rights and Restricted Shares shall be granted or made; and (vi) to take all other actions contemplated to be taken by the Board or the Committee under the Plan, including, but not limited to, authorizing the amendment of any written agreement relating to any award made thereunder. Without limiting the foregoing, in the event of a merger, consolidation, combination, exchange of shares, separation, spin-off, reorganization, liquidation or other similar transaction, the Board may, in its sole discretion, accelerate the lapse of Restricted Periods, as defined below, and other vesting periods and waiting periods and extend exercise periods applicable to any award made under the Plan.

            3.3 Delegation. The Board or the Committee, as the case may be, may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation would cause the Plan or the grant of any award hereunder to fail to qualify for exemption under Rule 16b-3. The Board and the Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

            3.4 Interpretations. The Board shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Board in good faith shall be final and binding upon the Corporation, all directors, employees and consultants who have received awards under the Plan and all other interested persons.

            3.5 Liability; Indemnification. No member of the Board, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Board shall be fully indemnified and protected by the Corporation with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Corporation's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Corporation.

                               ARTICLE 4

                             ELIGIBILITY

            Awards may be made to all directors, employees and consultants of the Corporation or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee). In determining the directors, employees and consultants to whom awards shall be granted and the number of shares to be covered by each award, the Board shall take into account the nature of the services rendered by such directors, employees and consultants, their present and potential contributions to the success of the Corporation and its subsidiaries and such other factors as the Board in its sole discretion shall deem relevant.

            Notwithstanding the foregoing, only employees of the Corporation and any present or future corporation which is or may be a "subsidiary corporation" of the Corporation (as such term is defined in Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options.

                                  ARTICLE 5

                                STOCK OPTIONS

            5.1 Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

            5.2 Designation as Non-qualified Stock Option or Incentive Stock Option. In connection with any grant of Options, the Board shall designate in the written agreement required pursuant to Article 12 hereof whether the Options granted shall be Incentive Stock Options or Non-qualified Stock Options, or in the case both are granted, the number of shares of each.

            5.3 Option Price. The purchase price per share under each Incentive Stock Option shall be the Market Price (as hereinafter defined) of the Common Stock on the date the Incentive Stock Option is granted. The purchase price per share under each Non-qualified Stock Option shall be determined by the Committee. In no case, however, shall the purchase price per share of either an Incentive Stock Option or Non-qualified Stock Option be less than the par value of the Common Stock ($0.01). In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Corporation or of a subsidiary, including treasury stock and stock of original issue (a "10% Stockholder"), the option price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

            The "Market Price" of the Common Stock shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price shall be the average of either (x) the average of the closing bid and asked prices reported on the Consolidated Trading listing for such day or (y) the closing price reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ interdealer quotation system, the Market Price shall be the average of the representative bid and asked prices at the close of business for such day;
(iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price shall be the average of the high bid and low asked prices reported by the National Quotation Bureau, Inc. for such day; or (iv) if the Common Stock is not registered under Section 12 of the Securities Act of 1933, as amended, the Market Price shall be the fair market value of the Common Stock as determined by the Board. In no event shall the Market Price of a share of Common Stock subject to an Incentive Stock Option be less than the fair market value as determined for purposes of Section 422(b)(4) of the Code.

            The Option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Rights granted with respect to such Option.

            5.4 Limitation on Amount of Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Corporation and any subsidiary) shall not exceed $100,000.

            5.5 Limitation on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by the stockholders of the Corporation.

            5.6 Exercise and Payment. Options may be exercised in whole or in part. Common Stock purchased upon the exercise of Options shall be paid for at the time of purchase. Such payment shall be made in cash or, in the sole discretion of the Board, through delivery of shares of Common Stock, or a combination of cash and Common Stock, in accordance with procedures to be established by the Board. Any shares so delivered shall be valued at their Market Price on the date of exercise. Upon receipt of a notice of exercise and payment in accordance with procedures to be established by the Board, the Corporation or its agent shall deliver to the person exercising the Option (or his or her designee) a certificate for such shares.

            In the event that payment for exercised Options is made through the delivery of shares of Common Stock, the Board, in accordance with procedures established by the Board, may grant Non-qualified Stock Options ("Restoration Options") to the person exercising the Option for the purchase of a number of shares equal to the number of shares of Common Stock delivered to the Corporation in connection with the payment of the exercise price of the Option and the payment of or surrender of shares for any withholding taxes due upon such exercise. The purchase price per share under each Restoration Option shall be the Market Price of the Common Stock on the date the Restoration Option is granted.

            5.7 Term. The term of each Option granted hereunder shall be determined by the Board; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

            5.8 Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate representing such shares is issued to such recipient. Except as otherwise expressly provided in the Plan or by the Board, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

            5.9 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

            The Board or the Committee may, in connection with the granting of any Option, require the individual to whom the Option is to be granted to enter into an agreement with the Corporation stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Corporation represent to the Corporation in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

            5.10 Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

                                 ARTICLE 6

                        STOCK APPRECIATION RIGHTS

            6.1 Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Board in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Board at any time. At the time of grant of Nontandem Stock Appreciation Rights, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in
Section 6.4 below. The base price of any Nontandem Stock Appreciation Rights shall be not less than 100% of the Market Price of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Board shall determine.

            6.2 Limitations on Exercise. Tandem Stock Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Board may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of Tandem Stock Appreciation Rights shall not be available for subsequent awards under the Plan. Nontandem Stock Appreciation Rights shall be exercisable during such period as the Committee shall determine.

            6.3 Surrender or Exchange of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall entitle the recipient to surrender to the Corporation unexercised the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock having an aggregate Market Price equal to (A) the excess of (i) the Market Price of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

            6.4 Exercise of Nontandem Stock Appreciation Rights. The exercise of Nontandem Stock Appreciation Rights shall entitle the recipient to receive from the Corporation that number of shares of Common Stock having an aggregate Market Price equal to (A) the excess of (i) the Market Price of one
(1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

            6.5 Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of any Stock Appreciation Rights, the Corporation shall (i) issue, in the name of the recipient, stock certificates representing the total number of full shares of Common Stock to which the recipient is entitled pursuant to Section 6.3 or 6.4 hereof and cash in an amount equal to the Market Price, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Corporation to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Rights in cash pursuant to Section 6.6 hereof, deliver to the recipient an amount in cash equal to the Market Price, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

            6.6 Cash Settlement. The Board, in its sole discretion, may cause the Corporation to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Market Price of such shares on the date of exercise.

                               ARTICLE 7

            NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

            No Option or Stock Appreciation Rights may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Rights shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or Stock Appreciation Rights not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Rights may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to Section
8.3 hereof.

            Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Non-qualified Stock Options or Stock Appreciation Rights granted hereunder to provide that the recipient of such Non-qualified Stock Options or Stock Appreciation Rights may transfer any of such Non-qualified Stock Options or Stock Appreciation Rights other than by will or the laws of descent and distribution in any manner authorized under applicable law.

                               ARTICLE 8

                  EFFECT OF TERMINATION OF EMPLOYMENT,
            DISABILITY, RETIREMENT, DEATH OR CHANGE IN CONTROL

            8.1 General Rule. Except as expressly provided in the written agreement relating to any Option or Stock Appreciation Rights or as otherwise expressly determined by the Committee in its sole discretion, in the event that a recipient of Options or Stock Appreciation Rights ceases to be an employee or consultant of the Corporation and its subsidiaries (a "Terminated Person") for any reason other than Cause, Disability, Retirement (as hereinafter defined) or death, any Options or Stock Appreciation Rights which were held by such Person on the date on which he or she ceased to be director, employee or consultant (the "Termination Date") and which were otherwise exercisable on such Date shall expire unless exercised within the period of 90 days following the Termination Date, but in no event after the expiration of the exercise period of such Options or Stock Appreciation Rights.

            Except as expressly provided in the written agreement relating to the Options or Stock Appreciation Rights or as otherwise expressly determined by the Committee in its sole discretion, the Board may, in its sole discretion, cause any Option or Stock Appreciation Rights to be forfeited upon an employee's termination of employment or the termination of a consultant's consulting arrangement if the employee or consultant was terminated for Cause. "Cause" shall mean one (or more) of the following reasons: (i) the employee's or consultant's conviction, or plea of guilty or nolo contendere to the commission, of a felony, (ii) the employee's or consultant's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Corporation or a subsidiary, (iii) an act of dishonesty by the employee or consultant resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Corporation or a subsidiary, (iv) any breach of the employee's or consultant's fiduciary duties to the Corporation, or (v) the employee's or consultant's willful failure to perform those duties which the employee or consultant is required to perform as an employee or consultant of the Corporation or a subsidiary; provided, however, that "cause," in the case of an employee or consultant who has an employment or consulting agreement with the Corporation or a subsidiary thereof, shall have the meaning, if any, set forth in such employment or consulting agreement. It shall be within the sole discretion of the Board to determine whether an employee's or consultant's termination was for one of the foregoing reasons, and the decision of the Board shall be final and conclusive.

            8.2 Disability or Retirement. Except as expressly provided otherwise in the written agreement relating to any Option or Stock Appreciation Rights granted under the Plan or as otherwise determined by the Board in its sole discretion, in the event of a termination of employment or consulting arrangement of a Terminated Person due to the Disability or Retirement of such Person, any Options or Stock Appreciation Rights which were held by such Person on the Termination Date and which were otherwise exercisable on such Date shall expire at the expiration date of the exercise period of such Options or Stock Appreciation Rights; provided, however, that any Incentive Stock Option of such Terminated Person shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the Termination Date (or within one (1) year in the case of an employee who is "disabled" within the meaning of Section 22(e)(3) of the Code).

            "Disability" shall mean any termination of employment or consulting arrangement with the Corporation or a subsidiary because of a long-term or total disability, as determined by the Committee in its sole discretion. "Retirement" shall mean a termination of employment or consulting arrangement with the Corporation or a subsidiary with the written consent of the Board in its sole discretion. The decision of the Board shall be final and conclusive.

            8.3 Death. Except as expressly provided in the written agreement relating to the Options or Stock Appreciation Rights or as otherwise expressly determined by the Board in its sole discretion, in the event of the death of a recipient of Options or Stock Appreciation Rights while an employee or consultant of the Corporation or any subsidiary, any Options or Stock Appreciation Rights which were held by such Person at the date of death and which were otherwise exercisable on such date shall be exercisable by the beneficiary designated by the employee or consultant for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs or legatees for a period up to the expiration date of the exercise period of such Options or Stock Appreciation Rights, at which time such Options or Stock Appreciation Rights shall expire.

            In the event of the death of a Terminated Person following a termination of employment due to Disability or Retirement, any Options or Stock Appreciation Rights which were held by such Person on the Termination Date and which were exercisable on such Date shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs or legatees for a period up to the expiration date of the exercise period of such Options or Stock Appreciation Rights, at which time such Options or Stock Appreciation Rights shall expire; provided, however, that any Incentive Stock Option of such Terminated Person shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of such Termination Date (or within one (1) year in the case of an employee who is "disabled" within the meaning of Section 22(e)(3) of the Code).

            8.4 Change in Control. Except as expressly provided otherwise in the written agreement relating to any Option or Stock Appreciation Rights granted under the Plan, if there should be a Change in Control of the Corporation, the Corporation shall give each holder of an Option or Stock Appreciation Right written notice of such Change in Control as promptly as practicable prior to or after the effective date thereof and any outstanding Options or Stock Appreciation Rights held by such holders shall become immediately exercisable. For purposes hereof, "Change in Control" means (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934
Act), other than Alfred West, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the 1934 Act) or any combination thereof, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation's then outstanding securities; (ii) the Corporation merges, combines or consolidates with another entity and persons beneficially owning more than fifty percent (50%) of the combined voting power of the Corporation's then outstanding securities prior to the merger, combination or consolidation, cease to beneficially own more than fifty percent (50%) of the combined voting power of the securities of the surviving entity; (iii) a sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the

Corporation; or (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period.

            8.5 Termination of Unvested Options. All Options and Stock Appreciation Rights which were not exercisable by a Terminated Person as of the Termination Date of such Terminated Person shall terminate as of such Date, except as expressly provided in the written agreement relating to the Options or Stock Appreciation Rights or as otherwise expressly determined by the Board in its sole discretion. Options and Stock Appreciation Rights shall not be affected by any change of employment so long as the recipient continues to be employed by either the Corporation or a subsidiary.

                                ARTICLE 9

                           RESTRICTED SHARES

            9.1 Grant or Sale of Restricted Shares. The Committee may from time to time cause the Corporation to grant or to sell Restricted Shares under the Plan to employees and consultants, subject to such restrictions, conditions and other terms as the Committee may determine. The purchase price, if any, for Restricted Shares shall be determined by the Board in its sole discretion.

            9.2 Restrictions. At the time a grant of Restricted Shares is made, the Board shall establish a period over which such Restricted Shares will vest (the "Restricted Period"). Each grant of Restricted Shares may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a grant is made prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. The Board may also, in its sole discretion, at any time shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Shares.

            9.3 Restricted Stock Certificates. The Corporation shall issue, in the name of each director, employee or consultant to whom Restricted Shares have been granted or sold, stock certificates representing the total number of Restricted Shares granted or sold to the employee or consultant, as soon as reasonably practicable after the grant or sale. The Corporation, at the direction of the Board, shall hold such certificates, properly endorsed for transfer, for the employee's or consultant's benefit until such time as the Restricted Shares are forfeited to or repurchased by the Corporation or the restrictions lapse.

            9.4 Rights of Holders of Restricted Shares. Holders of Restricted Shares shall have the right to receive any cash dividends with respect to such shares and the right to vote such shares. All distributions, if any, received by an employee or consultant with respect to Restricted Shares as a result of any stock split, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article 9.

            9.5 Forfeiture; Repurchase. Except as expressly provided in the written agreement relating to Restricted Shares or as otherwise expressly determined by the Board in its sole discretion, any Restricted Shares held by a director, employee or consultant pursuant to the Plan shall be forfeited or subject to repurchase by the Corporation at a price equal to the original price paid therefor, if any, by the director, employee or consultant upon the termination of his or her employment or consulting agreement with the Corporation or its subsidiaries, as the case may be, prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon any such forfeiture or repurchase, the Restricted Shares shall be retained in the treasury of the Corporation and available for subsequent awards under the Plan, unless the Board directs that such Restricted Shares be canceled.

            9.6 Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period applicable to any Restricted Shares and the satisfaction of any other conditions prescribed by the Board that are applicable to such Shares, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the director, employee, consultant, beneficiary or estate, as the case may be.

                               ARTICLE 10

                  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

            In the event of any change in the Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, separation, spin-off, reorganization, liquidation or the like, the number and kind of shares represented by any awards and the purchase price per share thereof, if any, shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights granted under any awards.

                              ARTICLE 11

                        AMENDMENT AND TERMINATION

            The Board or Committee may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Corporation's stockholders, except that any such increase or modification that may result from adjustments authorized by Article 10 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination.
No suspension, termination, modification or amendment of the Plan may, without the consent of the employee or consultant to whom an award shall theretofore have been granted, adversely affect the rights of such employee or consultant under such award.

                                ARTICLE 12

                             WRITTEN AGREEMENT

            Each award of Options, Stock Appreciation Rights and Restricted Shares shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Board may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

                                ARTICLE 13

                          MISCELLANEOUS PROVISIONS

            13.1 Tax Withholding. The Corporation shall have the right to require employees or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an employee in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state and local withholding tax requirements. The Board may, in its sole discretion, permit an employee to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the employee or (ii) having the Corporation withhold from shares otherwise deliverable to the employee. Shares surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

            13.2 Compliance With Section 16(b). In the case of employees who are or may be subject to Section 16 of the 1934 Act, it is the intent of the Corporation that the Plan, any award granted hereunder and any other transaction contemplated by the Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
Section 16 of the 1934 Act and will
not be subjected to liability thereunder. If any provision of the Plan, any award or any other transaction contemplated by the Plan would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to directors or employees who are or may be subject to Section 16 of the 1934 Act.

            13.3 Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation. In the event of any of the foregoing, the Board may, in its discretion prior to the consummation of the transaction and subject to Article 11 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Board deems appropriate and in accordance with applicable law.

            13.4 General Creditor Status. Directors, employees and consultants shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any director, employee, consultant, beneficiary or legal representative of such person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

            13.5 No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 12 hereof, nor the grant of any award, shall confer upon any employee any right to continue in the employ of the Corporation or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Corporation or a subsidiary to modify the terms of or terminate such employee's employment at any time. The preceding sentence shall be equally applicable with respect to directors or consultants of the Corporation or a subsidiary.

            13.6 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered or sent by regular mail addressed (a) to the director, employee or consultant at the person's address as set forth in the books and records of the Corporation or its subsidiaries, or (b) to the Corporation at the principal office of the Corporation clearly marked "Attention: Stock Plan Administrator."

            13.7 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

            13.8 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

                                                            Exhibit 4.1
------------------------------         ---------------------------------

      TABLE OF CONTENTS

                             Page

Available Information
About the Company             A-2

                                            DESTIA COMMUNICATIONS, INC.,
                                                     COMMON STOCK
Documents Incorporated by                      Par Value $.01 Per Share
Reference                     A-2                 ----------------------

Plan Information              A-3

Restrictions on Resale of Shares   A-7                1999 FLEXIBLE
                                                      INCENTIVE PLAN
Federal Income Tax Consequences                    ---------------------
Experts                            A-7

Legal Matters                      A-9                  PROSPECTUS

Incorporation of Certain
Documents by Reference            A-9

Indemnification                   A-10

The Plan                         Exhibit A              August 3,1999

---------------------------              ----------------------------